                                                                    EXHIBIT 99.i

                          AMERICAN CENTURY INVESTMENTS
                                4500 MAIN STREET
                          KANSAS CITY, MISSOURI 64111

May 27, 2005

American Century Investment Trust
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     I have acted as counsel to American  Century  Investment  Trust, a business trust formed under the laws of the Commonwealth of Massachusetts  (the "Trust"), in connection  with  Post-Effective  Amendment No. 27 (the "PEA") to the Trust's
Registration Statement on Form N-1A (File Nos. 33-65170, 811-7822),  registering an  indefinite  number of shares of  beneficial  interest of the Trust under the
Securities  Act of 1933, as amended (the "1933 Act"),  and under the  Investment
Company Act of 1940,  as amended (the "1940 Act").  As used in this letter,  the term  "Shares"  refers to the series,  and classes of such series,  of shares of beneficial ownership of the Trust indicated on Schedule A hereto.

     In connection  with rendering the opinions set forth below, I have examined the PEA; the Trust's Amended and Restated Agreement and Declaration of Trust and
the  current  Bylaws,  as  reflected  in the  corporate  records  of the  Trust;
resolutions of the Board of Trustees of the Trust relating to the  authorization and issuance of the Shares;  and such other documents as I deemed  relevant.  In conducting my examination, I have assumed the genuineness of all signatures, the
legal  capacity  of  all  natural  persons,   the  authenticity,   accuracy  and
completeness  of documents  purporting  to be originals  and the  conformity  to originals of any copies of documents.  I have not independently  established any facts represented in the documents so relied on.

     I am a member of the Bar of the State of Missouri.  The opinions  expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are  limited to the laws (other than the  conflict of law rules)
of  the  Commonwealth  of  Massachusetts  that  in my  experience  are  normally applicable  to the  issuance of shares by entities  such as the Trust and to the
1933 Act,  the 1940 Act,  and the  regulations  of the  Securities  and Exchange
Commission  (the "SEC")  thereunder.  I express no opinion  with  respect to any other laws.

     Based upon and subject to the  foregoing and the  qualifications  set forth below, it is my opinion that:

     1. The issuance of the Shares has been duly authorized by the Trust.

     2. When issued and paid for upon the terms provided in the PEA,  subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating the offer and sale of securities,  and assuming the continued valid existence of the Trust under the laws of the Commonwealth of  Massachusetts,  the Shares will be  validly  issued,  fully  paid  and  non-assessable.  However,  I  note  that shareholders of the Trust may, under certain  circumstances,  be held personally liable for the obligations of the Trust.

American Century Investment Trust
May 27, 2005

     For the record,  it should be stated  that I am an officer and  employee of
American Century Services, LLC, an affiliate of the Trust's investment advisor.

     I hereby  consent  to the use of this  opinion  as an exhibit to the PEA. I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the PEA. In giving my consent I do not thereby admit that I am in the category of persons whose  consent is required  under Section 7 of the
1933 Act or the  rules  and  regulations  of the SEC  thereunder.  The  opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                         Very truly yours,

                                         /s/ Brian L. Brogan
                                         ---------------------------------
                                         Brian L. Brogan
                                         Vice President and
                                         Associate General Counsel

BLB/dnh

                                   SCHEDULE A

 Series                                                      Class
 ------                                                      -----

 Diversified Bond Fund                                  Investor Class
                                                        Advisor Class
                                                        Institutional Class
                                                        A Class
                                                        B Class
                                                        C Class

 High-Yield Fund                                        Investor Class
                                                        Advisor Class
                                                        Institutional Class
                                                        A Class
                                                        B Class
                                                        C Class

 Inflation Protection Bond Fund                         Investor Class
                                                        Institutional Class
                                                        A Class
                                                        B Class
                                                        C Class
                                                        R Class

 Premium Money Market Fund                              Investor Class

 Prime Money Market Fund                                Investor Class
                                                        Advisor Class
                                                        A Class
                                                        B Class
                                                        C Class